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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            Form 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
                              1934



Date of Report (Date of earliest event reported):
July 28, 1995


                        Cedar Fair, L.P.
     (Exact name of Registrant as specified in its charter)


                            Delaware
                             1-9444
                           34-1560655
                  (State or other jurisdiction
                        of incorporation)
                           (Commission
                          File Number)
                            (Employer
                       Identification No.)


                  P.O. Box 5006, Sandusky, Ohio
                           44871-8006
            (Address of principal executive offices)
                           (Zip Code)

Registrant's telephone number, including area code
(419) 626-0830



 (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 28, 1995, the Registrant acquired substantially all of the assets of Hunt Midwest Entertainment, Inc., a Delaware corporation ("Seller"), in a transaction valued at $40.0 million, pursuant to a Contribution Agreement whereby Seller contributed assets to the Registrant in exchange for approximately 740,000 unregistered limited partnership units ("units") of the Registrant and the assumption of certain liabilities.
The purchase price consists of the assumption of approximately $16.5 million of liabilities and the issuance of approximately
$23.5 million of the Registrant's units valued at $31.50 per unit. At the closing, Seller received 664,700 units, representing approximately 90% of the total units expected to be issued. Additional units will be issued on or before October 26, 1995 upon the determination of the final adjusted price. The Registrant borrowed approximately $13.9 million on its existing revolving credit facility to repay all long-term debt assumed in the transaction.
As part of the transaction, Lee A. Derrough, President of Hunt Midwest Enterprises, Inc., has been elected a member of the board of directors of Cedar Fair Management Company, the Managing General Partner of Cedar Fair, L.P.
Worlds of Fun and Oceans of Fun are located in Kansas City, Missouri. Worlds of Fun is a traditional, family-oriented amusement park and Oceans of Fun is one of the largest water parks in the midwest. Together, they serve more than 1.5 million guests per year, principally from Missouri, Kansas and Nebraska. The assets acquired consist of a large variety of amusement rides and attractions situated on approximately 310 acres, together with food, merchandise and games buildings and equipment and various support facilities. The Registrant also acquired all receivables and inventories of Seller and assumed certain payables, accruals and debt, as described above.
For the 1994 operating season, Worlds of Fun and Oceans of Fun together had revenues of approximately $31.0 million and earnings before interest, taxes and depreciation of $6.4 million.

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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

1.   (a)  Financial Statements of Business Acquired
             (1)     Financial   Statements   of   Hunt   Midwest
                     Entertainment, Inc. for
                     the years ended December 31, 1994 and 1993

             (2)     Interim  Financial Statements  of  Hunt  Midwest
                     Entertainment, Inc.

     (b)  Pro Forma Financial Information

      It is impracticable to provide the required year-end and interim financial statements and pro forma financial information, Items 1(a) (1) and (2) and 1(b), at the time this report is filed. The required financial information will be filed as soon as practicable, but in no event will it be filed later than 60 days after the date by which this
report must    be filed.

     (c).Exhibits

      Exhibit  (10)  - Contribution Agreement by and  among  Hunt
                       Midwest Entertainment, Inc. and the
                       Registrant dated July 28, 1995.  (All
                       exhibits described in the Agreement have
                       been omitted.  Upon request, the
                       Registrant will furnish to the
                       Commission a copy of any omitted
                       exhibit.)
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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        Cedar Fair, L.P.

                          (Registrant)



Date:  August 11, 1995



By
                Bruce A. Jackson, Corporate Vice
         President, Finance and Chief Financial Officer
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